                                                                     Exhibit (n)

                 MULTIPLE CLASS PLAN FOR ONE GROUP MUTUAL FUNDS


                         (As Amended February --, 2004)


       One Group Mutual Funds (the "Trust") is an open-end investment company that offers units of beneficial interest ("shares") in fifty-two separate series (each a "Fund" and collectively, "the Funds") and seven different share classes of certain of the Funds. The seven classes are Class A, Class B, Class C, Class I, Class S, Service Class and Administrative Class. The classes provide for variations in distribution costs, voting rights, dividends, and per share net asset value. The differences among the classes are discussed below. Attached as Exhibit A, which may be amended from time to time, is a list of the Funds and the class of shares available in each Fund.

A.     Distribution and Shareholder Services

       Class A, Class B and Class C shares are distributed to the general public.

       Class I, Class S and Administrative Class shares are offered to institutional investors as more fully described in the applicable prospectuses (each an "Authorized Financial Organization"). Class I, Class S and Administrative Class shares also may be purchased by intermediaries on behalf of participants in certain retirement plans as more fully described in the applicable prospectuses. Service Class shares are offered to Authorized Financial Organizations for purchase on behalf of investors requiring additional administrative and accounting services (e.g., sweep processing).

B.     Sales Charge

Class A Shares

       Class A shares, other than those offered in a money market Fund of the Trust, are distributed subject to a front-end sales charge. The front-end sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Proceeds from the front-end sales charge are used to finance sales commissions resulting from the sale of Class A shares.

       An initial purchase of Class A shares in an amount in excess of $1 million is not subject to a front-end sales charge. However, Class A shareholders in the One Group Short-Term Municipal Bond Fund, the One Group Ultra Short-Term Bond Fund, the One Group Short-Term Bond Fund, the One Group Treasury & Agency Fund, the One Group Mortgage-Backed Securities Fund, the One Group Equity Index Fund, and the One Group Market Expansion Index Fund will be charged the equivalent of 0.50% on an amount equal to the purchase price of the redeemed shares if the shares are redeemed prior to the first anniversary of purchase. Class A shareholders of all other Funds will be charged the equivalent of 1.00% on an amount equal to the purchase price of the redeemed shares if the shares are redeemed prior to the first anniversary of purchase and 0.50% on an amount equal to the purchase price if the shares are redeemed prior to the second anniversary of purchase. These charges ("Class A CDSC") will apply unless the

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       Trust's distributor receives notice before the shareholder invests that the shareholder's intermediary is waiving its commission.

       In addition, shares purchased during a Fund's subscription or special offering period and redeemed within a period specified by the Fund may be subject to a Class A CDSC on an amount equal to the purchase price of the redeemed shares.

Class B Shares

       Class B shares are distributed subject to a contingent deferred sales charge ("CDSC"). The CDSC and a portion of the Class B 12b-1 fees (see below) are used to finance sales commissions resulting from the sale of Class B shares. If the shareholder redeems Class B shares prior to the fourth anniversary of purchase for the One Group Short-Term Municipal Bond Fund, the One Group Ultra-Short-Term Bond Fund, the One Group Short-Term Bond Fund, and the One Group Treasury & Agency Fund and the sixth anniversary of purchase for all other Funds, the shareholder will pay a CDSC. For shares purchased prior to November 1, 2002, the CDSC is assessed on an amount equal to the lesser of the then current market value or the original cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. For shares purchased on or after November 1, 2002, the CDSC is assessed on the original cost of the shares being redeemed. In addition, no CDSC is assessed on shares derived from reinvestment of dividends or capital gain distributions.

       The amount of the CDSC, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

       In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account (unless the shareholder elects to have Class B shares redeemed first), next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Class C Shares

       Class C shares are distributed subject to a CDSC except for Class C shares of the One Group Ultra Short-Term Bond Fund, the One Group Short-Term Bond Fund, and the One Group Short-Term Municipal Bond Fund (collectively, the "Short-Term Bond Funds"). The CDSC and a portion of the Class C 12b-1 fees (see below) are used to finance sales commissions resulting from the sale of Class C shares. For Funds other than the Short-Term Bond Funds, if the shareholder redeems Class C shares prior to the first anniversary of purchase, the shareholder will pay a CDSC. The CDSC is assessed on the original cost of the shares being redeemed. In addition, no sales charge is assessed on shares derived from reinvestment of dividends or capital gain distributions. There is no CDSC assessed on Class C shares of the Short-Term Bond Funds.

       Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

       In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account (unless the shareholder elects to have Class C shares redeemed first), next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Class I, Class S, Administrative Class and Service Class Shares

       Class I, Class S, Administrative Class and Service Class shares are not subject to a sales charge at the time of purchase or redemption.

Sales Charge Waivers

       Sales charges may be waived as permitted by Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). Shareholders relying upon any of the sales charge waivers must qualify for such waiver in advance of the purchase with the distributor or intermediary through which shares are purchased.

C.     12b-1 Fees

       Each One Group Fund (other than the One Group Treasury Only Money Market Fund, the One Group Government Money Market Fund, the One Group Institutional Prime Money Market Fund, the One Group Tax-Free Money Market Fund, and the One Group Institutional Prime Plus Money Market Fund (collectively, the "Institutional Money Market Funds")) has adopted plans ("Plans") under Rule 12b-1 under the 1940 Act. The Plans allow the Funds to pay distribution and shareholder servicing fees ("12b-1 fees") for the servicing, sale and distribution of shares of the Funds. The 12b-1 fees compensate the distributor for its sales activities. The distributor in turn may use all or part of the 12b-1 fees to pay commissions to intermediaries who sell Fund shares. All or part of the fee payable under the Plans also may be used as compensation for shareholder services by the distributor and/or intermediaries. The distributor may apply 12b-1 fees toward: (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings and loan associations, insurance companies, investment counselors, broker-dealers, and the distributor's affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

Below is a summary of the fees under Plans adopted by the Funds:

       Share Class                             Plan Provisions
       -----------                             ---------------

         Class A               Class A shares of the One Group U.S. Treasury

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                                   Securities Money Market Fund, One Group Prime
                                   Money Market Fund, One Group U.S. Government
                                   Securities Money Market Fund, One Group
                                   Municipal Money Market Fund, One Group
                                   Michigan Municipal Money Market Fund, and One Group Ohio Municipal Money Market Fund (each, a "Money Market Fund") pay a 12b-1 fee of .25% of the average daily net assets of the applicable Money Market Fund attributable to the Class A shares. Class A shares of all other Funds pay a 12b-1 fee of .35% of the average daily net assets of the applicable Fund attributable to the Class A shares.

           Class B                 Class B shares pay a 12b-1 fee of 1.00% of
           -------                 the average daily net assets of the Fund
                                   attributable to the Class B shares.

           Class C                 Class C shares pay a 12b-1 fee of 1.00% of
           -------                 the average daily net assets of the Fund
                                   attributable to the Class C shares.

           Service Class           Service Class shares pay a 12b-1 fee of .75%
           -------------           of the average daily net assets of the Fund
                                   attributable to the Service Class shares.

There are no 12b-1 fees for Class I, Class S or Administrative Class shares. The Funds may voluntarily reduce the level of 12b-1 shareholder services fees under the Plans.

D.     Shareholder Services Fees

Each of the Institutional Money Market Funds has adopted a Shareholder Services Plan with respect to its Class S and Administrative Class shares. Pursuant to the Shareholder Services Plan, financial institutions, broker-dealers and other financial intermediaries ("Service Organizations") that enter into a written Shareholder Services Agreement, or other similar agreement, under which the Service Organizations perform administrative support services for beneficial owners of Class S and Administrative Class shares receive a fee, computed daily and paid monthly, at an annual rate of up to .25% of the average daily net assets attributable to Class S shares owned by their respective customers and at an annual rate of up to .10% of the average daily net assets attributable to Administrative Class shares owned by their respective customers. The types of administrative support services the Service Organizations provide may include
(i) aggregating and processing purchase and redemption requests for a Fund's shares from customers and placing net purchase and redemption orders with the Trust; (ii) processing dividend payments from the Trust on behalf of customers;
(iii) arranging for bank wire transfer of funds to or from a

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customer's account; (iv) responding to inquiries from customers relating to the services performed by the Service Organization; (v) providing sub-accounting with respect to a Fund's shares beneficially owned by customers or providing the information to the Trust necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution and tax notices) to customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding a Fund's Shareholder Services Plan; and (viii) providing such other similar services as the Trust may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules or regulations.

The Shareholder Services Plan does not apply to the Class I shares of the Institutional Money Market Funds or to the Class A, Class B, Class C, Class I or Service Class shares of the other One Group Funds. The Funds may voluntarily reduce the level of non-12b-1 shareholder services fees under the Plans.

E.     Exchange Privileges

       Class I shareholders of a Fund, other than an Institutional Money Market Fund, may exchange their Class I shares for Class A shares of the same Fund or for Class I shares or Class A shares of another Fund of the Trust. Class I shareholders of an Institutional Money Market Fund may exchange their Class I shares only for Class I shares of another Institutional Money Market Fund.

       Class A shareholders of a Fund may exchange their Class A shares for Class I shares of the same Fund or for Class A of another Fund of the Trust or for Class I shares of another Fund of the Trust, other than an Institutional Money Market Fund, if the shareholder is eligible to purchase such shares.

       Class B shareholders may exchange their Class B shares of a Fund for Class B shares of another Fund of the Trust.

       Class C shareholders of the Short-Term Bond Funds of the Trust may exchange their Class C shares for Class C shares of any other Fund of the Trust, including Class C shares of any of the Short-Term Bond Funds.

       Class C shareholders of any other Fund may exchange their Class C shares of a Fund for Class C shares of another Fund of the Trust, other than for Class C shares of the Short-Term Bond Funds.

       Class S shareholders may exchange their Class S shares for Class S shares of another Fund of the Trust.

       Administrative Class shareholders may exchange their Administrative Class shares for Administrative Class shares of another Fund of the Trust.

       Service Class shares do not have exchange privileges.

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     The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. However, a sales charge may be payable in the following circumstances:

            a) Shareholders owning Class I shares of a Fund will pay a sales charge if they exchange their Class I shares for Class A shares and they do not qualify for a sales charge waiver.

            b) Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and (1) the Fund from which they are exchanging did not charges a sales charge, but the Fund into which they are exchanging does, or (2) the Fund from which they are exchanging charged a lower sales charge than the Fund into which they are exchanging. In (1) above, shareholders would pay the sales charge applicable to the Fund into which they are exchanging. In (2) above, shareholders would pay the difference between the sales charge charged by the Fund into which they are exchanging and the sales charge already paid on the exchanged Fund.

            c) Shareholders owning Class B and Class C shares of a Fund will not pay a sales charge at the time of the exchange, however:

                     1. The new Class B and Class C shares will be subject to
                        the CDSC of the Fund from which the shareholder exchanged. If a shareholder exchanges Class B or Class C shares of a Fund that were themselves purchased by exchange from another Fund, the Class B and Class C shares will continue to be subject to the CDSC of the Fund from which the shareholder FIRST exchanged.

                     2. The current holding period of the shareholder's
                        exchanged Class B or Class C shares, other than exchanged Class C shares of the Short-Term Bond Funds, is carried over to the new shares.

                     3. If a shareholder exchanges out of Class C shares of one of the Short-Term Bond Funds, a new CDSC period applicable to the Fund into which the Shareholder exchanged will begin on the date of the exchange.

Additional Information Regarding Exchanges

     The Trust may change the terms or conditions of the exchange privilege discussed herein through amendment to this Multiple Class Plan and upon sixty days' written notice to shareholders.

F.   Conversion Rights

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     Class B shares will automatically convert to Class A shares six or eight years (depending on the Fund) after the end of the calendar month in which the shares were purchased and will be subject to the lower distribution fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge.

     For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

     If a shareholder effects one or more exchanges among Class B shares of the Funds of the Trust during the relevant six- or eight-year period, the Trust will aggregate the holding periods for the shares of each Fund of the Trust for purposes of calculating the relevant period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

     Class C shares will not convert to any other class of shares.

G.   Voting Rights

     Each share held entitles the shareholder of record to one vote. Each Fund of the Trust will vote separately on matters relating solely to that Fund. In addition, each class of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class, including such Class' 12b-1 Plan or Shareholder Services Plan, differ from the interests of any other class. However, all Fund shareholders will have equal voting rights on matters that affect all Fund shareholders equally.

H.   Expense Allocation

     Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets.

     Expenses may be waived or reimbursed by a Fund's advisor, underwriter or any other service provider to the Fund.

I.   Redemptions

     Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C shares, and certain Class A shares are detailed above. In addition, shares of each class of the Diversified International Fund, the Health Sciences Fund, the High Yield Bond Fund, the International Equity Index Fund, the Market Neutral Fund and the Technology Fund held for less than 90 days are redeemable (or exchangeable) at a price equal to 98% of the Fund's then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds' prospectuses and the Statement of Additional Information as a redemption fee, directly affects the amount a Shareholder who is subject to the discount receives upon redemption or exchange The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading. With respect to the High Yield Bond Fund, the redemption fee applies only to shares purchased on or after December 1, 2003. With respect to the Health Sciences Fund and the Technology Fund, the redemption fee applies only to shares purchased on or after April 1, 2004.

     The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains) or shares redeemed on a systematic basis, including shares redeemed as part of a regular rebalancing program, such as a wrap program, where redemptions do not result in excessive exchange activity or shares redeemed as a result of required minimum distributions under certain plans. Redemptions made by the Investor Conservative Growth Fund, the Investor Balanced Fund, the Investor Growth & Income Fund and the Investor Growth Fund qualify under this exception. The redemption fee also does not apply to shares redeemed to collect a sub-minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance. The redemption fee will not apply to Class A shares received in connection with the conversion of Class B shares.

     When Class A shares of a Fund are exchanged for Class I shares of the same Fund, or when Class I shares of a Fund are exchanged for Class A shares of the same Fund, the holding period for purposes of the redemption fee will be calculated based on the purchase date of the original Class A or Class I shares, as applicable, not on the period since the exchange.

     All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC. For example, if $1,000 worth of Class B shares subject to a 5% CDSC are redeemed within 90 days of their purchase, the following calculations would apply:

     ---------------------------------------------------------------------------
     Amount subject to CDSC                                               $1,000
     ---------------------------------------------------------------------------
     Amount subject to Redemption Fee      $1,000 - ($1,000 x .05)  =     $  950
     ---------------------------------------------------------------------------
     Amount remitted to shareholder        $950 - ($950 x .02)  =         $  931
     ---------------------------------------------------------------------------

     In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

J.   Dividends

     Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, Class C, Service Class, Class I, Class S and Administrative Class shares, as applicable, at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

     Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

     In the absence of waivers, the amount of dividends payable on Class I shares will be more than the dividends payable on Class A, Class B, Class C, Service, Class S, and Administrative Class shares because of the distribution expenses and/or service fees charged to Class A, Class B, Class C, Service, Class S, and Administrative Class shares.

                                    EXHIBIT A

                                                                                      Service                          Admin.
          FUND                                Class A       Class B      Class C       Class    Class S   Class I       Class
          ----                                -------       -------      -------       -----    -------   -------------------
1.   Small Cap Growth                            X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
2.   Small Cap Value                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
3.   Mid Cap Growth                              X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
4.   Mid Cap Value                               X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
5.   Diversified Mid Cap                         X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
6.   Large Cap Growth                            X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
7.   Large Cap Value                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
8.   Equity Income                               X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
9.   Diversified Equity                          X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
10.  Balanced                                    X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
11.  Equity Index                                X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
12.  Market Expansion Index                      X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
13.  International Equity Index                  X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
14.  Diversified International                   X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
15.  Health Sciences                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
16.  Ultra Short-Term Bond                       X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
17.  Short-Term Bond                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
18.  Intermediate Bond                           X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
19.  Bond                                        X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
20.  Income Bond                                 X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
21.  Government Bond                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
22.  Treasury & Agency                           X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
23.  High Yield Bond                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
24.  Short-Term Municipal Bond                   X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
25.  Intermediate Tax-Free Bond                  X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
26.  Tax-Free Bond                               X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
27.  Municipal Income                            X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
28.  Arizona Municipal Bond                      X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
29.  Kentucky Municipal Bond                     X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
30.  Louisiana Municipal Bond                    X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
31.  Michigan Municipal Bond                     X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
32.  Ohio Municipal Bond                         X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
33.  West Virginia Municipal Bond                X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
34.  Investor Growth                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
35.  Investor Growth & Income                    X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
36.  Investor Balanced                           X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
37.  Investor Conservative Growth                X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
38.  Prime Money Market                          X            X            X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
39.  U.S. Treasury Securities Money Market                    X            X            X                     X             X
-----------------------------------------------------------------------------------------------------------------------------
40.  Municipal Money Market                      X                                      X                     X
-----------------------------------------------------------------------------------------------------------------------------
41.  Michigan Municipal Money Market             X                         X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
42.  Ohio Municipal Money Market                 X                         X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
43.  U.S. Government Securities Money Market     X            X            X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
44   Institutional Prime Money Market                                                              X          X             X
-----------------------------------------------------------------------------------------------------------------------------
45   Institutional Tax-Free Money Market                                                           X          X             X
-----------------------------------------------------------------------------------------------------------------------------
46.  Treasury Only Money Market                                                                    X          X             X
-----------------------------------------------------------------------------------------------------------------------------
47.  Government Money Market                                                                       X          X             X
-----------------------------------------------------------------------------------------------------------------------------
48.  Technology                                  X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
49.  Mortgage-Backed Securities                  X                                                            X
-----------------------------------------------------------------------------------------------------------------------------
50.  Market Neutral                              X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
51.  Institutional Prime Plus Money Market                                                         X          X             X
-----------------------------------------------------------------------------------------------------------------------------
52.  Real Estate                                 X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------